UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

599 S. Schmidt Road
Bolingbrook, IL	60440
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July16, 2024, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Hyzon Motors Inc. (“Company”), following consultation with the Board’s compensation and legal advisors, approved cash retention incentives (interchangeably, each a “Retention Incentive” or “Incentive”) and a form of Retention Incentive Agreement (the “Retention Incentive Agreement”) for certain of the Company’s executive officers and other key employees (each, a “Participant”). The Retention Incentives are designed to enable the Company to retain and motivate the Participants through the Company’s financing, strategic and restructuring efforts. Pursuant to the Retention Incentive Agreements, Participants are to be paid the Incentives on or before July 26, 2024.

The aggregate amount of Retention Incentives paid or to be paid to certain of the Company’s officers is approximately $1.1 million as set forth in the table below.

Name	Title	Retention Incentive
Parker Meeks	Chief Executive Officer; Director	$300,000
Stephen Weiland	Chief Financial Officer	$225,000
John Zavoli	General Counsel & Chief Legal Officer	$180,000
John Waldron	SVP, Finance & Chief Accounting Officer	$175,000
Dr. Christian Mohrdieck	Chief Technology Officer	$218,200 (€200,000) (*)

(*)	Dr. Mohrdieck is employed by the Company’s subsidiary, Hyzon Motors GmbH, and is compensated in Euros. U.S. dollar denominated Retention Incentive converted from Euros.

Under the Retention Incentive Agreements, a Participant will be required to repay the full Retention Incentive to the Company in the event that the Company terminates the Participant’s employment for “Cause” or the Participant voluntarily resigns without “Good Reason” (each as defined in the Retention Bonus Agreement) prior to prior to the earlier of (i) January 24, 2025 and (ii) the sixtieth (60th) calendar day after a Change in Control (as defined in the Retention Bonus Agreement) of the Company.

The above summary of the Retention Incentives and the Retention Incentive Agreement is qualified in its entirety by reference to the complete terms and conditions as set forth in the Retention Incentive Agreement, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Forward-Looking Statements.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that do not describe historical facts, including, but not limited to, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, and the timing of the closing of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

The following exhibit relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
10.1	Form of Retention Incentive Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: July 19, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer

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